THE BANK OF NEW YORK COMPANY, INC.

CONSOLIDATED BALANCE SHEETS

	December 31,
(Dollars in millions, except per share amounts)	2003	2003

Assets
Cash and Due from Banks	$3,843	$4,748
Interest-Bearing Deposits in Banks	8,286	5,104
Securities
Held-to-Maturity (fair value of $256 in 2003 and $952 in 2002)	261	954
Available-for-Sale	22,642	17,346

Total Securities	22,903	18,300
Trading Assets	5,406	7,309
Federal Funds Sold and Securities Purchased Under Resale Agreements	4,829	1,385
Loans (less allowance for loan losses of $668 in 2003 and $656 in 2002)	34,615	30,684
Premises and Equipment	1,398	1,192
Due from Customers on Acceptances	170	351
Accrued Interest Receivables	214	204
Goodwill	3,276	2,497
Intangible Assets	816	78
Other Assets	6,641	5,888
Total Assets	$92,397	$77,740

Liabilities and Shareholders’ Equity
Deposits
Noninterest-Bearing (principally domestic offices)	$14,789	$13,301
Interest-Bearing
Domestic Offices	19,282	19,997
Foreign Offices	22,335	22,089

Total Deposits	56,406	55,387
Federal Funds Purchased and Securities Sold Under Repurchase Agreements	1,039	636
Trading Liabilities	2,519	2,800
Payables to Customers and Broker-Dealers	10,192	870
Other Borrowed Funds	834	475
Acceptance Outstanding	172	352
Accrued Taxes and Other Expenses	4,256	4,066
Accrued Interest Payable	82	101
Other Liabilities (including allowance for lending-related commitments of $136 in 2003 and $175 in 2002)	2,348	929
Long-Term Debt	6,121	5,440

Total Liabilities	83,969	71,056

Shareholders’ Equity
Class A Preferred Stock-par value $2.00 per share, authorized 5,000,000 shares, outstanding 3,000 shares in 2003 and 3,000 shares in 2002	–	–
Common Stock-par value $7.50 per share, authorized 2,400,000,000 shares, issued 1,039,968,482 shares in 2003 and 993,697,297 shares in 2002	7,800	7,453
Additional Capital	1,647	847
Retained Earnings	5,330	4,736
Accumulated Other Comprehensive Income	72	134
	14,849	13,170
Less: Treasury Stock (264,649,827 shares in 2003 and 267,240,854 shares in 2002), at cost	6,420	6,483
Loan to ESOP (126,960 shares in 2003 and 485,533 shares in 2002), at cost	1	3

Total Shareholders’ Equity	8,428	6,684

Total Liabilities and Shareholders’ Equity	$92,397	$77,740

See accompanying Notes to Consolidated Financial Statements.

THE BANK OF NEW YORK COMPANY, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)	For the years ended December 31,
	2003	2002	2001
Interest Income
Loans	$1,187	$1,452	$2,239
Margin Loans	86	12	32
Securities
Taxable	651	639	463
Exempt from Federal Income Taxes	48	61	74
	699	700	537
Deposits in Banks	150	133	252
Federal Funds Sold and Securities Purchased Under Resale Agreements	79	51	159
Trading Assets	129	259	401
Total Interest Income	2,330	2,607	3,620

Interest Expense
Deposits	507	644	1,392
Federal Funds Purchased and Securities Sold Under Repurchase Agreements	13	29	103
Other Borrowed Funds	21	65	163
Customer Payables	30	2	4
Long-Term Debt	150	202	277

Total Interest Expense	721	942	1,939

Net Interest Income	1,609	1,665	1,681

Provision for Credit Losses	155	685	375
Net Interest Income After Provision for Credit Losses	1,454	980	1,306

Noninterest Income
Servicing Fees
Securities	2,412	1,896	1,775
Global Payment Services	314	296	291
	2,726	2,192	2,066
Private Client Services and Asset Management Fees	384	344	314
Service Charges and Fees	375	357	352
Foreign Exchange and Other Trading Activities	327	234	338
Securities Gains	35	(118)	154
Other	159	134	347

Total Noninterest Income	4,006	3,143	3,571

Noninterest Expense
Salaries and Employee Benefits	2,002	1,581	1,593
Net Occupancy	261	230	233
Furniture and Equipment	185	138	178
Clearing	154	124	61
Sub-custodian Expenses	74	70	62
Software	170	115	90
Communications	92	65	86
Amortization of Intangibles	25	8	112
Merger and Integration Costs	96	–	–
Other	639	420	404

Total Noninterest Expense	3,698	2,751	2,819

Income Before Income Taxes	1,762	1,372	2,058
Income Taxes	605	470	715

Net Income	$1,157	$902	$1,343

Per Common Share:
Basic Earnings	$1.54	$1.25	$1.84
Diluted Earnings	1.52	1.24	1.81
Cash Dividends Paid	0.76	0.76	0.72
Diluted Shares	759	728	741

See accompanying Notes to Consolidated Financial Statements.

THE BANK OF NEW YORK COMPANY, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAEHOLDERS’ EQUITY

	For the years ended December 31,
(Dollars in millions)	2003		2002		2001

Preferred Stock
Balance, January 1		$–		$–		$1
Conversion of Preferred Stock		–		–		(1)

Balance, December 31		–		–		–

Common Stock
Balance, January 1		7,453		7,431		7,391
Common Stock Issued in Connection with Pershing Acquisition
(Shares: 40,000,000 in 2003)		300		–		–
Common Stock Issued in Connection with Employee Benefit Plans (shares: 6,271,185 in 2003, 2,924,196 in 2002, and 5,244,626 in 2001)		47		22		40

Balance, December 31		7,800		7,453		7,431

Additional Capital
Balance, January 1		847		741		521
Common Stock Issued in Connection with Pershing Acquisition		696		–		–
Common Stock Issued in Connection with Employee Benefit Plans		104		106		220

Balance, December 31		1,647		847		741

Retained Earnings
Balance, January 1		4,736		4,383		3,566
Net Income	$1,157	1,157	$902	902	$1,343	1,343
Cash Dividends on Common Stock		(563)		(549)		(526)

Balance, December 31		5,330		4,736		4,383
Accumulated Other Comprehensive Income
Securities Valuation Allowance
Balance, January 1		155		114		244
Change in Fair Value of Securities Available-for-Sale, Net of Taxes of ($68) in 2003, $84 in 2002 and $11 in 2001	(90)	(90)	106	106	20	20
Reclassification Adjustment, Net of Taxes of ($23) in 2003, $40 in 2002, and $81 in 2001	31	31	(65)	(65)	(150)	(150)

Balance, December 31		96		155		114
Foreign Currency Items
Balance, January 1		(47)		(46)		(37)
Foreign Currency Translation Adjustment, Net of Taxes of ($13) in 2003, ($10) in 2002, and ($6) in 2001	(1)	(1)	(1)	(1)	(9)	(9)

Balance, December 31		(48)		(47)		(46)

Unrealized Derivative Gains
Balance, January 1	–	26	–	12	–	–
Cumulative Effect of Change in Accounting Principle, Net of Taxes $7 in 2001	–	–	–	–	10	10
Net Unrealized Derivative Gains on Cash Flow Hedges, Net of Taxes ($3) in 2003, $13 in 2002 and $1 in 2001	(2)	(2)	14	14	1	1
Reclassification of Earnings, Net of Taxes $0.5 in 2001	–	–	–	–	1	1
Balance, December 31		24		26		12
Total Comprehensive Income	$1,095		$956		$1,216
Less Treasury Stock
Balance, January 1		6,483		6,312		5,526
Issued (shares: 3,321,995 in 2003, 3,070,005 in 2002, and 2,875,393 in 2001)		(81)		(75)		(68)
Acquired (shares: 730,968 in 2003, 9,861,332 in 2002 and 18,864,888 in 2001)		18		246		854
Balance, December 31		6,420		6,483		6,312
Less Loan to ESOP
Balance, January 1		3		6		8
Released (shares: 358,573 in 2003, 338,227 in 2002 and 319,129 in 2001)		(2)		(3)		(2)
Balance, December 31		1		3		6
Total Shareholders’ Equity, December 31		$8,428		$6,684		$6,317

See accompanying Notes to Consolidated Financial Statements.

THE BANK OF NEW YORK COMPANY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)	For the years ended December 31,
	2003	2002	2001
Operating Activities
Net Income	$1,157	$902	$1,343
Adjustments to Determine Net Cash Attributable to Operating Activities:
Provision for Credit Losses and Losses on Other Real Estate	155	685	377
Depreciation and Amortization	430	232	284
Deferred Income Taxes	428	96	453
Securities Gains (Losses)	(35)	118	(154)
Change in Trading Activities	1,961	1,959	3,872
Change in accruals and Other, Net	(284	(619)	(1,072)

Net Cash Provided by Operating Activities	3,812	3,373	5,103

Investing Activities
Change in Interest-Bearing Deposits in Banks	(2,689)	1,978	(1,392)
Change in Margin Loans	(973)	101	(235)
Purchases of Securities Held-to-Maturity	(27)	(60)	(10)
Paydowns of Securities Held-to-Maturity	706	289	–
Maurities of Securities Held-to-Maturity	10	18	20
Purchase of Securities Available-for-Sale	(28,034)	(21,095)	(12,866)
Sales of Securities Available-for-Sale	7,397	6,846	4,212
Paydowns of Securities Available-for-Sale	9,375	4,026	138
Maturities of Securities Available-for-Sale	5,812	4,574	2,804
Net principal Received on Loans to Customers	1,367	4,027	669
Sales of Loans and Other Real Estate	953	348	338
Change in Federal Funds Sold and Securities Purchased Under Resale Agreements	754	3,410	1,002
Purchases of Premises and Equipment	(129)	(208)	(165)
Acquisitions, Net of Cash Acquired	(1,844)	(511)	(614)
Proceeds from the Sale of Premises and Equipment	11	1	5
Other, Net	808	(581)	(415)

Net Cash (Used) Provided by Investing Activities	(6,503)	3,163	(6,509)

Financing Activities
Change in Deposits	(201)	(1,462)	(244)
Change in Federal Funds Purchased and Securities Sold Under Repurchase Agreements	(229)	(1,120)	648
Change in Payables to Customers and Broker-Dealers	1,702	(297)	267
Change in Other Borrowed Funds	(814)	(1,674)	1,314
Proceeds from the Issuance of Long-Term Debt	2,276	1,875	560
Repayments of Long-Term Debt	(1,534)	(1,650)	(165)
Issuance of Common Stock	1,230	206	328
Treasury Stock Acquired	(18)	(246)	(854)
Cash Dividends Paid	(563)	(549)	(526)

Net Cash Provided (Used) by Financing Activities	1,849	(4,917)	1,328

Effect of Exchange Rate Changes on Cash	(63)	(93)	175

Change in Cash and Due from Banks	(905)	1,526	97
Cash and Due from Banks at Beginning of Year	4,748	3,222	3,125

Cash and Due from Banks at End of Year	$3,843	$4,748	$3,232

Supplemental Disclosure of Cash Flow Information
Cash Paid During the Year for:
Interest	$739	$939	$1,973
Income Taxes	449	328	237
Noncash Investing Activity
(Primarily Foreclosure of Real Estate)	–	1	1

See accompanying Notes to Consolidated Financial Statements.